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                                                                   Exhibit 23(j)

INDEPENDENT AUDITORS' CONSENT

We consent to the references to us in this Post-Effective Amendment No. 43 to Registration Statement No. 33-58846 on Form N-1A of Lord Abbett Securities Trust
- Lord Abbett International Core Equity Fund under the caption "Independent Auditors" in the Statements of Additional Information, which are part of this Registration Statement.


/s/ Deloitte & Touche LLP

New York, New York
December 11, 2003